EXHIBIT 10.(c)
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                                SECOND AMENDMENT
                                ----------------

The Employment Agreement dated March 5, 1996, and the First Amendment thereto dated October 23, 1997, between Mark A. Alexander (the "Executive") and Suburban Propane, L.P. (the "Partnership") (collectively the "Employment Agreement") are hereby modified and amended this 14th day of April, 1999, as follows:

                                    RECITALS
                                    --------

WHEREAS, Suburban Propane Partners, L.P., the sole limited partner of the Partnership ("Suburban"), has entered into an Amended and Restated Recapitalization Agreement dated as of March 15, 1999 (the "Recapitalization Agreement") with the Partnership, the general partner of the Partnership and of Suburban (the "General Partner"), the General Partner's parent and Suburban Energy Services Group LLC, a new entity in which the Executive will hold equity interests (the "LLC"); and

WHEREAS, pursuant to the Recapitalization Agreement, among other things, the LLC will purchase from the General Partner all of the general partner interests held by the General Partner in the Partnership and Suburban and the LLC will become the new general partner of Suburban (the "Substitution Transaction"); and

WHEREAS, the Substitution Transaction constitutes a "Change of Control" for purposes of section 6.1 of the Employment Agreement; and

WHEREAS, the Executive entered into a letter agreement dated December 18, 1998 (the "Letter Agreement") under which the Executive agreed (i) to waive certain rights under the Employment Agreement that would become exercisable upon the consummation of the Substitution Transaction insofar as it constitutes a "Change of Control" and (ii) to modify the definition of "Change of Control" in the Employment Agreement to exclude therefrom any sale or transfer of the General Partner interest that might occur after the consummation of the Substitution Transaction; and

WHEREAS, the Partnership and the Executive wish to enter into this Second Amendment to amend the Employment Agreement as provided in the Letter Agreement and to replace and supersede the Letter Agreement in all respects, upon the terms and subject to the conditions herein.



NOW THEREFORE, In consideration of foregoing recitals, the terms and conditions of this Second Amendment, the Partnership's payment of one dollar ($1) to the Executive, and other valuable consideration, receipt of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT
                                    ---------

1. RECITALS. The foregoing recitals are incorporated into this Amendment by reference, as if fully set forth herein at length, and shall be considered terms of the Amendment.

2. WAIVER OF RIGHTS EXERCISED ON SUBSTITUTION TRANSACTION. The Executive hereby waives his right to receive any payments described in section 6.1(a) of the Employment Agreement that would otherwise become payable if he were to terminate his employment under such section other than with "Good Reason" (as defined in the Employment Agreement) during the six-month period commencing on the six-month anniversary of the date of the Substitution Transaction. Nothing in this section 2 is intended or shall be construed to limit in any manner the right of the Executive to terminate his employment other than with Good Reason during such six-month period and any other right that the Executive may have with respect to a termination of his employment under such section 6.1(a) by the Partnership without Cause or by the Executive with Good Reason following the consummation of the Substitution Transaction.

3. AMENDMENT OF DEFINITION OF CHANGE OF CONTROL. The parties agree that upon the completion of the Recapitalization, the definition of "Change of Control" set forth in section 6.5(c) of the Employment Agreement shall be amended and restated in its entirety as follows:

              "CHANGE OF CONTROL" means the occurrence during the Employment Term of:

                      (i) an acquisition (other than directly from the MLP) of Common Units or voting equity interests of the MLP ("VOTING SECURITIES") by any "PERSON" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than the MLP, Suburban Energy Services Group LLC or any of their affiliates, immediately after which such Person has "BENEFICIAL
                           OWNERSHIP" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty five percent (25%) of the combined voting power of the MLP's then outstanding Units; PROVIDED, HOWEVER, that in determining whether a Change of Control has occurred, Units which are acquired in a `Non-Control Acquisition' (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "NON-CONTROL ACQUISITION" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the MLP or the Partnership or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the MLP (for the purposes of this definition, a "SUBSIDIARY"), (ii) the MLP or its Subsidiaries, or (iii) any Person in connection with a "NON-CONTROL TRANSACTION" (as hereinafter defined); or

                      (ii) approval by the partners  of the MLP of (A) a merger, consolidation or reorganization involving the MLP, unless (x) the holders of Units immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Units of the entity resulting from such merger, consolidation or reorganization (the "SURVIVING ENTITY") in substantially the same proportion as their ownership of the Units immediately before such merger, consolidation or reorganization, and (y) no person or entity (other than the MLP, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the MLP, the Partnership, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity's then outstanding voting securities; (B) a complete liquidation or dissolution of the MLP; or (C) the sale or other disposition of fifty percent (50%) or more of the net assets of the MLP to any Person (other than a transfer to a Subsidiary). A transaction described in clause (x) or (y) of subsection (a) hereof shall be referred to as a "NON-CONTROL TRANSACTION".

                           Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any
                           Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the MLP which, by reducing the number of Voting Securities outstanding, increases the proportional number of units Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of the Voting Securities by the MLP, and after such acquisition of Voting Securities by the MLP, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, than a Change of Control shall occur.

4. CONTINUED FORCE AND EFFECT OF EMPLOYMENT AGREEMENT. The Parties agree that the terms and conditions of the Employment Agreement remain in full force and effect except as amended herein.

5. SECTION HEADINGS. The section headings utilized in this Amendment are only to be used for reference and organization. The headings are not to be considered terms of this Amendment nor should they be utilized when interpreting the terms and conditions of this Amendment.



IN WITNESS WHEREOF, the Parties hereto have caused this three (3) page Amendment, inclusive of this signature page, to be duly executed as of the effective date noted above.


Mark A. Alexander                           Suburban Propane, L.P.
(Executive)                                 (Partnership)


By:                                         By:
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